Exhibit 99.1

a.k.a. Brands Holding Corp. Announces Preliminary Unaudited First Quarter 2023 Results
Preliminary Unaudited First Quarter 2023 Results Exceed Expectations
Company Receives Non-Compliance Notice from NYSE
SAN FRANCISCO, CA April 18, 2023 – a.k.a. Brands Holding Corp. (NYSE: AKA) (the “Company”) today announced preliminary unaudited financial results for the first quarter ended March 31, 2023. The Company also announced that it plans to release its first quarter results after the market close on Wednesday, May 10, 2023.
For the first quarter of 2023 the Company expects to report:
•Net sales of approximately $120 million, exceeding the high end of its previously provided outlook of between $113 million and $116 million.
•Net loss of approximately $9.7 million to $9.6 million, within management’s expectations.
•Adjusted EBITDA1 of approximately $2.0 million to $2.2 million, exceeding the high end of its previously provided outlook of between $1.5 million and $1.8 million.
“I’m proud of our solid performance in the first quarter of 2023, which exceeded our expectations on both the top line and on an Adjusted EBITDA basis,” said Ciaran Long, Interim Chief Executive Officer and Chief Financial Officer of a.k.a. Brands. “I’m pleased with the strength of our brands and our disciplined execution during the quarter. We remain laser-focused on balancing growth and profitability, and we are confident that our growth strategies, flexible operating model and talented teams will drive profitable growth.”
The Company also announced today that it received notice from the New York Stock Exchange (the “NYSE”) on April 12, 2023 that the price of its common stock has fallen below the NYSE’s continued listing standard, which requires the average closing price of a listed company’s common stock to be at least $1.00 per share over a consecutive 30-day trading period.
The Company plans to timely notify the NYSE that it intends to cure the deficiency, which may include, if necessary, effecting a reverse stock split, subject to approval by the Board of Directors and stockholders of the Company. The Company has six months following the receipt of the non-compliance notice to cure the deficiency and regain compliance with the minimum share price requirement. During the cure period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards. The NYSE notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, nor does it trigger any violation of its debt obligations.
Webcast and Conference Call Information
A conference call to discuss the Company’s first quarter results is scheduled for May 10, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 858-5495 (or (201) 689-8853 for international callers). The conference call will also be webcast live at https://ir.aka-brands.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (877) 660-6853 (or (201) 612-7415 for international callers), conference ID 13737879. An archive of the webcast will be available on a.k.a. Brands’ investor relations website.
Use of Non-GAAP Financial Measures
We have provided Adjusted EBITDA in this release as a non-GAAP performance measure used by management for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP operating measure, when reviewed collectively with our GAAP financial information,
1 See additional information at the end of this release regarding non-GAAP financial measures.

provides useful supplemental information to investors in assessing our operating performance. See additional information at the end of this release.
Preliminary Financial Information
The Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The preliminary financial results provided above, and in particular, the preliminary range of adjustments to Adjusted EBITDA, are subject to the completion of the Company’s review processes, final adjustments (if any), and any other developments that may arise between now and the time the financial results for the first quarter of 2023 are finalized. Therefore, this information, including the preliminary range of adjustments to Adjusted EBITDA, represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information provided herein may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. The Company undertakes no obligation to update or supplement the information provided herein until the Company reports its final financial results for the fiscal quarter ended March 31, 2023.
About a.k.a. Brands Holding Corp.
a.k.a. Brands is a brand accelerator of next generation fashion brands. Each brand in the a.k.a. portfolio targets a distinct Gen Z and millennial audience, creates authentic and inspiring social content and offers quality exclusive merchandise. a.k.a. Brands leverages its next-generation retail platform to help each brand accelerate its growth, scale in new markets and enhance its profitability. Current brands in the a.k.a. Brands portfolio include Princess Polly, Culture Kings, mnml and Petal & Pup.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include statements related to the Company’s results for the first quarter and long-term expectations and the Company’s plans with respect to the NYSE notice of non-compliance, including a potential reverse stock split. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the risk that the Company’s preliminary results differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed; economic downturns and unstable market conditions; the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability in the future to comply with the NYSE listing standards and maintain the listing of its common stock on the NYSE; risks related to doing business in China; the Company’s ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; the Company’s ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of the Company’s marketing and the Company’s level of customer traffic; merchandise return rates; the Company’s ability to manage its inventory effectively; the Company’s success in identifying brands to acquire, integrate and manage on its platform; the Company’s ability to expand into new markets; the global nature of the Company’s business; interruptions in or increased costs of shipping and distribution, which could affect the Company’s ability to deliver its products to the market; the Company’s use of social media platforms and influencer sponsorship initiatives, which could adversely affect the Company’s reputation or subject the Company to fines or other penalties; fluctuating operating results; the inherent challenges in measuring certain of the Company’s key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm the Company’s reputation and negatively affect its business; the potential for tax liabilities that may increase the costs to the Company’s consumers; the Company’s ability to attract and retain highly qualified personnel, including key members of its leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023. a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com

a.k.a. BRANDS HOLDING CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Adjusted EBITDA
Adjusted EBITDA is a key performance measure that management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use it for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest and other expense; provision for income taxes; depreciation and amortization expense; equity-based compensation expense; costs to establish or relocate distribution centers; transaction costs; costs related to severance from headcount reductions; goodwill and intangible asset impairment; sales tax penalties; insured losses, net of recovery; and one-time or non-recurring items. Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income (loss), the most directly comparable financial measure calculated in accordance with GAAP.
The preliminary results, and in particular the adjustments provided below, are subject to the completion of the Company’s review processes, final adjustments (if any), and other developments. A reconciliation of preliminary non-GAAP Adjusted EBITDA range to preliminary net loss range for the three months ended March 31, 2023 is as follows:

	Three Months Ended March 31, 2023
	Low End	High End
Net loss	$(9,735)	$(9,552)
Add (deduct):
Total other expense, net	3,885	3,885
Benefit from income tax	(901)	(884)
Depreciation and amortization expense	5,440	5,440
Equity-based compensation expense	1,936	1,936
Severance	264	264
Sales tax penalties	483	483
Insured losses, net of recovery	614	614
Adjusted EBITDA	$1,986	$2,186